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                                                                    EXHIBIT 16.1




September 29, 2000



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549




Gentlemen:

We have read Item 4 of Form 8-k dated September 29, 2000, of Eco Soil Systems, Inc. and are in agreement with the statements contained in the first, second and fourth paragraphs on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.



                                                               Ernst & Young LLP





San Diego, California